SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

SENSIENT TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed to amend Sensient Technologies Corporation’s definitive proxy statement for its 2015 Annual Meeting of Shareholders (the “Definitive Proxy Statement”), which was filed with the Securities and Exchange Commission on March 13, 2015. The sole purpose of the Amendment is to correct the summary of the shareholder vote required to adopt a majority voting standard under Wisconsin law as described in Item 3 of the Definitive Proxy Statement. There are no other revisions or amendments to any other parts of the Definitive Proxy Statement previously filed.

The first paragraph under the heading “Vote Required,” which appears on page 66 of the electronic version of the Definitive Proxy Statement previously filed with the SEC (and on page 62 of the printed version of the Definitive Proxy Statement mailed to shareholders), is amended to read in its entirety as follows:

VOTE REQUIRED

The amendment will be approved if at least two-thirds of the shares of Common Stock entitled to vote at the Meeting affirmatively vote in favor of approval of the amendment. Under Wisconsin law, any shares not voted at the Meeting with respect to the amendment (whether as a result of abstention, broker non-vote or otherwise) will have the same effect as votes cast against the proposal.